Exhibit 99.1

ALBUQUERQUE, N.M.
July 30, 2021

PNM Resources Reports Second Quarter Results
2021 Ongoing Earnings Guidance Affirmed

•2021 second quarter GAAP earnings of $0.62 per diluted share
•2021 second quarter ongoing earnings of $0.55 per diluted share reflects increased earnings compared to the second quarter of 2020, offset by the dilutive impact of additional shares
•Affirmed 2021 ongoing earnings guidance range of $2.27 to $2.37 per diluted share

PNM Resources (In millions, except EPS)

	Q2 2021	Q2 2020	YTD 2021	YTD 2020
GAAP net earnings attributable to PNM Resources	$53.7	$57.5	$71.3	$42.2
GAAP diluted EPS	$0.62	$0.72	$0.83	$0.53
Ongoing net earnings	$47.5	$44.1	$75.3	$58.3
Ongoing diluted EPS	$0.55	$0.55	$0.88	$0.73

PNM Resources (NYSE: PNM) today released its 2021 second quarter results. In addition, management affirmed its 2021 consolidated ongoing earnings guidance of $2.27 to $2.37, with increased expectations for the top end of this range. Historically, third quarter earnings have accounted for over half of PNM Resources' annual earnings.

"Second quarter results reflect the continued recovery and improvement over last year’s COVID-related load impacts and increased utilization of our transmission infrastructure in New Mexico, moving us towards the top of our guidance,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “Our merger process with Avangrid has received all of the necessary regulatory approvals with the exception of New Mexico, where hearings on a settlement agreement are scheduled to be held in August. We continue to expect the merger to close in 2021.”

UPDATE ON MERGER AGREEMENT

On October 21, 2020, PNM Resources announced an agreement to enter into a merger with AVANGRID. Under the terms of the proposed merger, PNM Resources shareholders will receive $50.30 in cash for each share of PNM Resources common stock held at closing.

Shareholders approved the merger on February 12, 2021. The transaction has received approval or clearance from each of the five required federal agencies: the Department of Justice under the Hart-Scott-Rodino Act, the Committee on Foreign Investment in the United States (CFIUS), the Federal Communications Commission, the Federal Energy Regulatory Commission,and the Nuclear Regulatory Commission. The Public Utility Commission of Texas approved a unanimous stipulation on the transaction in May 2021. The last remaining approval pending is from the New Mexico Public Regulation Commission, which is scheduled to hold hearings in August 2021 on a stipulation signed by 13 intervenors. PNM Resources continues to anticipate that the closing of the merger will occur in 2021, subject to the satisfaction or waiver of the remaining customary conditions to closing.
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PNM Resources Q2 2021 Earnings            7-30-21                        p. 2 of 3

SEGMENT REPORTING OF 2021 SECOND QUARTER EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the PNM Resources holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	Q2 2021	Q2 2020	Q2 2021	Q2 2020
PNM	$0.48	$0.57	$0.39	$0.39
TNMP	$0.18	$0.20	$0.18	$0.20
Corporate and Other	($0.04)	($0.05)	($0.02)	($0.04)

Consolidated PNM Resources	$0.62	$0.72	$0.55	$0.55

Net changes to GAAP and ongoing earnings in the second quarter of 2021 compared to the second quarter of 2020 include:

•PNM: Interest savings from refinancing of debt at lower interest rates, and higher transmission margins were partially offset by lower decommissioning and reclamation trust realized gains due to the market volatility experienced in 2020. Retail load growth was offset by milder temperatures compared to the second quarter of 2020. The increase in ongoing earnings was offset by the dilutive impact of additional shares.

•TNMP: Rate relief from Distribution Cost of Service (DCOS) and Transmission Cost of Service (TCOS) increases were more than offset by higher depreciation, property tax and interest expenses resulting from additional capital investments, the expected completion of Competitive Transition Cost recovery and planned increases in operational spending. Higher demand-based load was offset by lower volumetric load and milder temperatures. The dilutive impact of additional shares further decreased ongoing EPS.

•Corporate and Other: Interest savings from repayment of debt with proceeds from additional shares issued in December 2020 decreased losses.

GAAP earnings also decreased in the second quarter of 2021 resulting from lower unrealized gains on investment securities for PNM’s nuclear decommissioning trust compared to the second quarter of 2020.

Additional materials with information on quarterly results are available at
http://www.pnmresources.com/investors/results.cfm.
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PNM Resources Q2 2021 Earnings        7-30-21                        p. 3 of 3
Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2020 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of the Company (the "Merger") by AVANGRID which may adversely affect the Company's business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, (iv) risks related to disruption of management time from ongoing business operations due to the proposed Merger, and (v) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-5.
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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$41,352	$15,650	$(3,293)	$53,709
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(10,386)	—	—	(10,386)
Pension expense related to previously disposed of gas distribution business2b	849	—	—	849
Merger related costs2c	154	212	1,710	2,076
Total adjustments before income tax effects	(9,383)	212	1,710	(7,461)
Income tax impact of above adjustments[1]	2,383	(45)	(434)	1,904
Income tax impact of non-deductible merger related costs[3]	11	13	165	189
Timing of statutory and effective tax rates on non-recurring items[4]	(751)	(98)	54	(795)
Total income tax impacts[5]	1,643	(130)	(215)	1,298
Adjusting items, net of income taxes	(7,740)	82	1,495	(6,163)
Ongoing Earnings (Loss)	$33,612	$15,732	$(1,798)	$47,546

Six Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$59,888	$24,385	$(12,985)	$71,288
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(6,105)	—	—	(6,105)
Pension expense related to previously disposed of gas distribution business2b	1,698	—	—	1,698
Merger related costs2c	358	428	8,380	9,166
Total adjustments before income tax effects	(4,049)	428	8,380	4,759
Income tax impact of above adjustments[1]	1,029	(90)	(2,128)	(1,189)
Income tax impact of non-deductible merger related costs[3]	11	35	705	751
Timing of statutory and effective tax rates on non-recurring items[4]	(317)	(98)	148	(267)
Total income tax impacts[5]	723	(153)	(1,275)	(705)
Adjusting items, net of income taxes	(3,326)	275	7,105	4,054
Ongoing Earnings (Loss)	$56,562	$24,660	$(5,880)	$75,342

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statements of Earnings as follows:
[a] (Increases) in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Other (deductions)"
[c] Increases in "Administrative and general"
[3] Increases in "Income Tax Expense"
[4] Income tax timing impacts resulting from differences between the statutory tax rates of 25.4% for PNM, 21% for TNMP and the average expected statutory tax rate of 24.0% for PNMR, and the GAAP anticipated effective tax rates of 15.8% for PNM, 10.6% for TNMP, and 13.4% for PNMR, which will reverse by year end

[5] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(in thousands)
Three Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$45,540	$16,174	$(4,225)	$57,489
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	(17,359)	—	—	(17,359)
Regulatory disallowances2b	1,911	—	—	1,911
Pension expense related to previously disposed of gas distribution business2c	1,131	—	—	1,131
Costs to review strategic growth opportunities2d	—	—	1,233	1,233
Total adjustments before income tax effects	(14,317)	—	1,233	(13,084)
Income tax impact of above adjustments[1]	3,637	—	(313)	3,324
Timing of statutory and effective tax rates on non-recurring items[3]	(3,481)	—	(103)	(3,584)
Total income tax impacts[4]	156	—	(416)	(260)
Adjusting items, net of income taxes	(14,161)	—	817	(13,344)
Ongoing Earnings (Loss)	$31,379	$16,174	$(3,408)	$44,145

Six Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$29,483	$23,266	$(10,520)	$42,229
Adjusting items before income tax effects:
Net change in unrealized gains and losses on investment securities2a	14,279	—	—	14,279
Regulatory disallowances2b	1,911	—	—	1,911
Pension expense related to previously disposed of gas distribution business2c	2,262	—	—	2,262
Costs to review strategic growth opportunities2d	—	—	1,233	1,233
Total adjustments before income tax effects	18,452	—	1,233	19,685
Income tax impact of above adjustments[1]	(4,687)	—	(313)	(5,000)
Timing of statutory and effective tax rates on non-recurring items[3]	1,146	—	284	1,430
Total income tax impacts[4]	(3,541)	—	(29)	(3,570)
Adjusting items, net of income taxes	14,911	—	1,204	16,115
Ongoing Earnings (Loss)	$44,394	$23,266	$(9,316)	$58,344

[1]Tax effects calculated using a tax rate of 25.4%
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a] (Increases) decreases in "Gains on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases of $1.9 million in "Interest Charges" and less than $0.1 million in "Other income" reflecting disallowances of previously capitalized AFUDC for certain costs included in the AFUDC computation, resulting from a FERC audit

[c] Increases in "Other (deductions)"
[d] Increases in "Administrative and general"
[3] Income tax timing impacts resulting from differences between the statutory tax rate of 25.4% for PNM and the average expected statutory tax rate of 23.9% for PNMR, and the GAAP anticipated effective tax rates of 8.7% for PNM and 6.2% for PNMR, which will reverse by year end

[4] Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$0.48	$0.18	$(0.04)	$0.62
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.09)	—	—	(0.09)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	—	0.02	0.02
Timing of statutory and effective tax rates on non-recurring items	(0.01)	—	—	(0.01)
Total Adjustments	(0.09)	—	0.02	(0.07)
Ongoing Earnings (Loss)	$0.39	$0.18	$(0.02)	$0.55
Average Diluted Shares Outstanding: 86,106,810

Six Months Ended June 30, 2021
GAAP Net Earnings (Loss) Attributable to PNMR	$0.70	$0.28	$(0.15)	$0.83
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.05)	—	—	(0.05)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Merger related costs	—	0.01	0.08	0.09
Total Adjustments	(0.04)	0.01	0.08	0.05
Ongoing Earnings (Loss)	$0.66	$0.29	$(0.07)	$0.88
Average Diluted Shares Outstanding: 86,102,436

PNM Resources, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	PNMR Consolidated
	(per diluted share)
Three Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$0.57	$0.20	$(0.05)	$0.72
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	(0.16)	—	—	(0.16)
Regulatory disallowances	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Cost to review strategic growth opportunities	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	(0.05)	—	—	(0.05)
Total Adjustments	(0.18)	—	0.01	(0.17)
Ongoing Earnings (Loss)	$0.39	$0.20	$(0.04)	$0.55
Average Diluted Shares Outstanding: 79,875,557

Six Months Ended June 30, 2020
GAAP Net Earnings (Loss) Attributable to PNMR	$0.37	$0.29	$(0.13)	$0.53
Adjusting items, net of income tax effects:
Net change in unrealized gains and losses on investment securities	0.13	—	—	0.13
Regulatory disallowances	0.02	—	—	0.02
Pension expense related to previously disposed of gas distribution business	0.02	—	—	0.02
Cost to review strategic growth opportunities	—	—	0.01	0.01
Timing of statutory and effective tax rates on non-recurring items	0.02	—	—	0.02
Total Adjustments	0.19	—	0.01	0.20
Ongoing Earnings (Loss)	$0.56	$0.29	$(0.12)	$0.73
Average Diluted Shares Outstanding: 79,978,535

PNM Resources, Inc. and Subsidiaries
Schedule 5
Condensed Consolidated Statements of Earnings
(Preliminary and Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share amounts)
Electric Operating Revenues:
Contracts with customers	$368,893	$343,075	$715,478	$666,057
Alternative revenue programs	7,236	4,466	6,327	4,892
Other electric operating revenue	50,411	10,108	69,442	20,322
Total electric operating revenues	426,540	357,649	791,247	691,271
Operating Expenses:
Cost of energy	152,676	93,863	268,072	192,573
Administrative and general	52,473	50,453	111,938	96,485
Energy production costs	37,439	33,345	74,335	66,963
Depreciation and amortization	70,727	70,022	140,601	138,995
Transmission and distribution costs	18,853	18,034	36,170	35,320
Taxes other than income taxes	20,169	20,782	42,762	42,047
Total operating expenses	352,337	286,499	673,878	572,383
Operating income	74,203	71,150	117,369	118,888
Other Income and Deductions:
Interest income	3,578	3,071	7,137	6,494
Gains (losses) on investment securities	13,192	21,620	14,160	(11,229)
Other income	4,654	4,390	8,906	6,706
Other (deductions)	(5,448)	(3,307)	(8,738)	(6,780)
Net other income and deductions	15,976	25,774	21,465	(4,809)
Interest Charges	24,119	31,088	50,003	61,522
Earnings before Income Taxes	66,060	65,836	88,831	52,557
Income Taxes	8,299	4,275	9,865	2,395
Net Earnings	57,761	61,561	78,966	50,162
(Earnings) Attributable to Valencia Non-controlling Interest	(3,920)	(3,940)	(7,414)	(7,669)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(264)	(264)
Net Earnings Attributable to PNMR	$53,709	$57,489	$71,288	$42,229
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.62	$0.72	$0.83	$0.53
Diluted	$0.62	$0.72	$0.83	$0.53
Dividends Declared per Common Share	$0.3275	$0.3080	$0.6550	$0.6150